POWER OF ATTORNEY FOR FORMS 3, 4, AND 5


I hereby constitute and appoint Priscilla Barnes, Rusty LaForge, and Cassandra Griffin, and each of them, my true and lawful attorney and agent to execute for and on my behalf Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder; to do any and all things in my name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4, or 5 and the filing of such forms and amended forms with the Securities and Exchange Commission and any other applicable regulatory authority, with respect to the securities of Southwest Bancorp, Inc. (the "Company"); and I hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue of this Power. Neither the Company nor any such person assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or such rules, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act. This Power shall continue in effect until the earliest of (i) the date that I revoke it, (ii) the date that you resign as my attorney and agent hereunder, and
(iii) one week after the filing of a Form 4 indicating that I am no longer subject to Section 16 reporting obligations.

In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of September, 2012.




Signature:/s/ J. Berry Harrison

Printed Name: J. Berry Harrison



As witnessed by hand and seal on this

27th day of September, 2012



/s/ Nikki M. Schrock
Notary Public State of Oklahoma

My Commission expires 8/12/14